Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

System1, Inc.

Marina Del Rey, United States of America

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2022, relating to the consolidated financial statements of Protected.Net Group Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP

Southampton, United Kingdom

April 8, 2022